Exhibit 99.1
FOR IMMEDIATE RELEASE
ACS Announces First Quarter Fiscal Year 2010 Results
DALLAS, Texas: October 22, 2009 — Affiliated Computer Services, Inc. (NYSE: ACS)
Key highlights from the first quarter of fiscal year 2010:
•	Adjusted diluted earnings per share of $0.95

•	Total revenue growth of 5%

•	Internal revenue growth of 2%

•	New business signings of $212 million of annual recurring revenue
ACS today announced first quarter fiscal year 2010 revenues of $1.68 billion, a 5% increase, compared to the prior year quarter. Internal revenue growth was 2%. First quarter fiscal year 2010 adjusted non-generally accepted accounting principles (“GAAP”) diluted earnings per share was $0.95. Adjusted non-GAAP diluted earnings per share for the comparable prior year period was $0.89. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
First quarter new business signings totaled $212 million of annual recurring revenue with an estimated total contract value of $833 million. Total contract value of all signings, including new business signings, renewals and non-recurring revenue, was $1.5 billion.
“ACS continued to deliver strong performance in the first quarter,” said Lynn Blodgett, ACS president and chief executive officer. “Our ability to grow revenue and adjusted earnings per share in this environment is a tribute to our dedicated employees who remained focused on delivering excellent service to our clients. I am very proud of our team and excited about our future.”
Additional highlights from the first quarter of fiscal year 2010:
•	Commercial signings represented 71% of new business signings and Government contributed 29%. From a service line perspective, business process outsourcing contributed 79% of new business signings and 21% were information technology outsourcing.

•	The Commercial segment contributed 61% of revenues and grew 6%, with 2% internal growth. The Government segment contributed 39% of revenues and grew 2%, all of which was internal.

•	Adjusted non-GAAP operating income was $162 million with an adjusted operating margin of 9.7%. These results were negatively impacted by deferred compensation costs of approximately $9 million, or 50 basis points. These costs are included in the Company’s adjusted non-GAAP operating income and are offset in the Company’s other non-operating expense. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.

•	The first quarter of the Company’s fiscal year is typically the lowest quarter of cash flow due to the payment of prior year management bonuses. Operating cash flow for the first quarter of fiscal year 2010 was negative $21 million, or -1% of revenues. Capital expenditures and additions to intangible assets was $128 million, or 8% of revenues. Free cash flow was negative $149 million, or -9% of revenues. The Company’s cash balance was $559 million at September 30, 2009.
On September 27, 2009, ACS and Xerox Corporation executed an Agreement and Plan of Merger pursuant to which ACS would be acquired by Xerox. The agreement was approved by the Board of Directors (and recommended by a special committee of independent directors) and is subject to certain closing conditions. Those conditions include the expiration of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976 and approval of ACS stockholders.
Due to ACS’ proposed merger with Xerox, ACS will not host an earnings conference call and will not be updating prior financial guidance or providing financial guidance for the second quarter or fiscal year 2010.
ACS, a global FORTUNE 500 company with approximately 76,000 people supporting client operations reaching more than 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” Learn more about ACS at
www.acs-inc.com.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Such forward-looking statements and assumptions include, among other things, statements with respect to our financial condition, results of operations, cash flows, business strategies, operating efficiencies, indebtedness, litigation, competitive positions, growth opportunities, plans and objectives of management, and other matters. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and are subject to numerous assumptions, risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the anticipated results, prospects, performance or achievements expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the cost and cash flow impact of our debt and our ability to obtain further financing; (b) the complexity of the legal and regulatory environments in which we operate, including the effect of claims and litigation; (c) our oversight by the SEC and other regulatory agencies and investigations by those agencies; (d) our credit rating or further reductions of our credit rating; (e) a decline in revenues from or a loss or failure of significant clients; (f) our ability to recover capital investments in connection with our contracts; (g) possible period-to-period fluctuations in our non-recurring revenues and related cash flows; (h) competition and our ability to compete effectively; (i) dissatisfaction with our services by our clients; (j) our dependency to a significant extent on third party providers, such as subcontractors, a relatively small number of primary software vendors, utility providers and network providers; (k) our ability to identify, acquire or integrate other businesses or technologies; (l) our ability to manage our operations and our growth; (m) termination rights, audits and investigations related to our Government contracts; (n) delays in signing and commencing new business; (o) the effect of some provisions in contracts and our ability to control costs; (p) claims associated with our actuarial consulting and benefit plan management services; (q) claims of infringement of third-party intellectual property rights; (r) laws relating to individually identifiable information; (s) potential breaches of our security system; (t) the impact of budget deficits and/or fluctuations in the number of requests for proposals issued by governments; (u) risks regarding our international and domestic operations; (v) fluctuations in foreign currency exchange rates; (w) our ability to attract and retain necessary technical personnel, skilled management and qualified subcontractors; (x) risks associated with loans that we service; (y) the effect of certain provisions of our certificate of incorporation, bylaws and Delaware law and our stock ownership; (z) the price of our Class A common stock; (aa) the risk that we will not realize all of the anticipated benefits from our proposed transaction with Xerox; (bb) the risk that customer retention and revenue expansion goals for the proposed Xerox transaction will not be met and that disruptions from the proposed Xerox transaction will harm relationships with customers, employees and suppliers; (cc) the risk that unexpected costs will be incurred in connection with the proposed Xerox transaction; (dd) the outcome of litigation, including with respect to the proposed Xerox transaction; (ee) antitrust and other regulatory proceedings to which we may be a party in connection with the proposed Xerox transaction; and (ff) the risk that the proposed Xerox transaction will not close or that our or Xerox’s shareholders fail to approve the proposed Xerox transaction. For more details on factors that may cause actual results to differ materially from such forward-looking statements, please see Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and other reports from time to time that we file with or furnish to the SEC. Forward-looking statements contained or referenced in this news release speak only as of the date of this release. We disclaim, and do not undertake any obligation to, update or release any revisions to any forward-looking statement.
Additional Information
The proposed merger transaction involving ACS and Xerox will be submitted to the respective stockholders of ACS and Xerox for their consideration. In connection with the proposed merger, ACS will file a joint proxy statement with the SEC (which such joint proxy statement will form a prospectus of a registration statement on Form S-4 that will be filed by Xerox with the SEC). ACS and Xerox will each mail the joint proxy statement/prospectus to its stockholders. ACS and Xerox urge investors and security holders to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about ACS and Xerox, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, when available, without charge, from ACS’s website, www.acs-inc.com, under the heading “Investor Relations” and then under the heading “SEC Filings”. You may also obtain these documents, without charge, from Xerox’s website, www.xerox.com, under the tab “Investor Relations” and then under the heading “SEC Filings”.
ACS, Xerox and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of ACS and Xerox in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of ACS and Xerox in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about ACS’s executive officers and directors in its Form 10-K filed with the SEC on August 27, 2009. You can find information about Xerox’s executive officers and directors in its definitive proxy statement filed with the SEC on April 6, 2009. You can obtain free copies of these documents from ACS and Xerox websites using the contact information above.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
In thousands, except per share amounts
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008
Revenues	$1,676,996	$1,604,454

Operating expenses:
Cost of revenues:
Wages and benefits	767,515	734,016
Services and supplies	428,377	373,505
Rent, lease and maintenance	205,091	202,143
Depreciation and amortization	96,887	97,606
Other	11,556	10,348

Cost of revenues	1,509,426	1,417,618

Other operating expenses	37,260	14,088

Total operating expenses	1,546,686	1,431,706

Operating income	130,310	172,748

Interest expense	29,254	35,208
Other non-operating expense (income), net	(9,096)	3,700

Pretax profit	110,152	133,840

Income tax expense	41,358	50,205

Net income	$68,794	$83,635

Earnings per share:
Basic	$0.70	$0.86
Diluted	$0.70	$0.85

Shares used in computing earnings per share:
Basic	97,642	97,307
Diluted	98,091	98,091

AFFILIATED COMPUTER SERVICES, INC AND SUBSIDIARIES
Consolidated Balance Sheet
In thousands
(unaudited)

	September 30,	June 30,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$558,761	$730,911
Accounts receivable, net	1,524,199	1,415,707
Income taxes receivable	—	19,210
Prepaid expenses and other current assets	252,196	249,257

Total current assets	2,335,156	2,415,085

Property, equipment and software, net	979,123	955,158
Goodwill	2,896,593	2,894,189
Other intangibles, net	446,190	436,383
Other assets	190,822	200,158

Total assets	$6,847,884	$6,900,973

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$218,940	$272,889
Accrued compensation and benefits	177,061	251,510
Other accrued liabilities	395,634	388,262
Income taxes payable	3,524	—
Deferred taxes	91,567	90,798
Current portion of long-term debt	293,088	295,172
Current portion of unearned revenue	171,365	187,349

Total current liabilities	1,351,179	1,485,980

Long-term debt	2,030,287	2,041,529
Deferred taxes	479,009	469,606
Other long-term liabilities	284,960	281,726

Total liabilities	4,145,435	4,278,841

Total stockholders’ equity	2,702,449	2,622,132

Total liabilities and stockholders’ equity	$6,847,884	$6,900,973

Frequently Used Terms
New business signings - while there are no third party standards or requirements governing the calculation of new business signings, we define new business signings as annual recurring revenue from new contracts and the incremental portion of renewals that are signed during the period, which represents the estimated first twelve months of revenue to be recorded under the contracts after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Total contract value — represents estimated total revenue over the term of the contract.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including adjusted non-GAAP earnings per share, free cash flow and internal revenue growth to provide both management and investors a more complete understanding of the Company’s underlying operational trends and results.
Management uses these non-GAAP measures to provide additional meaningful comparisons between current results and prior results, and as a basis for planning and forecasting for future periods.
Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results — In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, the Company has also made certain non-GAAP adjustments which are described in “Description of Non-GAAP Adjustments” and are reconciled to the corresponding GAAP measures in the financial schedules included in this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are infrequently occurring or that are non-operational in nature. Management believes that the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information. Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends, as well as making financial comparisons to prior periods presented on a similar basis. The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to prior periods, and the Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand the Company’s comparative operating performance for the periods presented.
The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although the Company’s management believes non-GAAP measures are useful in evaluating the performance of its business, the Company acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating the Company’s results.
Description of Non-GAAP Adjustments:
The following items are included in our presentation of Non-GAAP adjustments:
1.	Costs related to our internal investigation of our stock option grant practices, investigations begun by the Securities and Exchange Commission and Department of Justice, and shareholder derivative suits, net of insurance reimbursements: The Company incurred costs related to our internal investigation, as well as those of the SEC and DOJ. In addition, several derivative lawsuits were filed in connection with our stock option grant practices, generally alleging claims related to breach of fiduciary duty and unjust enrichment by certain of our directors and senior executives and the Company has incurred costs related to these lawsuits. The derivative suits were settled during fiscal 2009. The Company made claims under its directors’ and officers’ insurance policies for reimbursement of these costs and has received a significant reimbursement from the insurance carriers. Management believes that these costs and related insurance reimbursements, although material, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

2.	Costs related to buyout offers and related shareholder derivative suits: The Company has incurred costs to evaluate our strategic alternatives, including the proposal from Darwin Deason, Chairman of the Board of Directors (“Chairman”), and Cerberus. In addition, several lawsuits were filed in connection with the announced buyout transaction, generally alleging claims related to breach of fiduciary duty, and seeking class action status (collectively, “Buyout Related Costs”). Those lawsuits have been resolved. Management expects that the Company may continue to incur costs related to our evaluation of strategic alternatives. Management believes that these costs, although material and possibly recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

3.	Cost related to certain former employees’ stock options: The exercise price of certain former employees’ vested, unexercised and outstanding stock options were less than the fair market value per share of ACS stock on the revised measurement dates for such stock options. During the first quarter of fiscal year 2008, the Company notified certain former employees that the Company will pay them the additional 20% income tax imposed by Section 409(a) if a triggering event occurs and if the employee is required to recognize and report W-2 income under Section 409(a), subject to certain limitations. During the three month period ended September 30, 2009, the Company recorded a charge of approximately $0.8 million, based on the market price of ACS common stock. During the three month period ended September 30, 2008, the Company recorded a credit of approximately $0.3 million, based on the market price of ACS common stock. The

Company will adjust this accrual to the fair market value of ACS stock each quarter until the options are exercised (“Income Tax Reimbursements”). Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

4.	Gain related to sale of our bindery business: In the first quarter of fiscal year 2009, the Company divested its bindery business and recognized a pre-tax gain of $0.2 million and an after-tax loss of $0.8 million. Management believes that the bindery business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of the Company’s continuing operations.

5.	Legal settlement: In a tentative agreement to settle in September 2009 which was finalized on October 9, 2009, the Company settled an action 4KS Aviation III, Inc. v. Darwin A. Deason, DDH Aviation, LLC, and Affiliated Computer Services, Inc. As part of the settlement, the Company paid the plaintiff approximately $12.0 million which included the acquisition of three airplanes which will be recorded at their fair market value of approximately $4.0 million, and agreed to a dismissal, with prejudice, of the case. We recorded a charge of $8.0 million during the three months ended September 30, 2009 related to the settlement. All other defendants in the case were voluntarily dismissed with prejudice by the plaintiff. Management believes this settlement is not related to the Company’s ongoing operations and that excluding it provides a more meaningful representation of the Company’s operating performance.

6.	Xerox transaction cost: On September 27, 2009, Xerox and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) which has been approved by the Board for Directors of the Company and Xerox. As a result of the Merger Agreement, we recorded a charge of $18.1 million in costs related to this transaction including legal costs and $11.2 million pursuant to the terms of an Employment Agreement between Darwin Deason, Chairman of our Board of Directors, and the Company. The payment was made to Mr. Deason during October 2009. Management believes these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

7.	Change in accounting principles: In December 2007, the Financial Accounting Standards Board revised principles and requirements for how an acquirer accounts for business combinations. The revised guidance is applied prospectively and became effective for the Company for business combinations occurring on or after July 1, 2009. In association with these changes, we recorded a write-down of costs incurred for proposed acquisitions of approximately $3.8 million ($2.4 million, net of income tax) during the first quarter of fiscal 2010. Management believes these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (GAAP) TO ADJUSTED OPERATING INCOME (Non-GAAP)
(UNAUDITED, IN MILLIONS)

	Three Months Ended
	September 30,
	2009	2008
Operating Income (GAAP)	$130.3	$172.7
Adjusting items, pre-tax:
Option investigation related costs, net of recoveries	1.5	4.4
Buyout related costs	—	0.8
Income tax reimbursement, net of recoveries	0.8	(0.3)
Sale of bindery business	—	(0.2)
Legal settlement	8.0	—
Xerox transaction costs	18.1	—
Change in accounting principle	3.8	—

Adjusted Operating Income (Non-GAAP)*	$162.4	$177.5

RECONCILIATION OF NET INCOME (GAAP) TO ADJUSTED NET INCOME (Non-GAAP)
(UNAUDITED, IN MILLIONS)

	Three Months Ended
	September 30,
	2009	2008
Net Income (GAAP)	$68.8	$83.6
Adjusting items, net of tax:
Option investigation related costs, net of recoveries	0.9	2.8
Buyout related costs	—	0.5
Income tax reimbursement, net of recoveries	0.5	(0.2)
Sale of bindery business	—	0.8
Legal settlement	5.0	—
Xerox transaction costs	15.4	—
Change in accounting principle	2.4	—

Adjusted Net Income (Non-GAAP)*	$93.0	$87.6

RECONCILIATION OF DILUTED EARNINGS PER SHARE (GAAP) TO ADJUSTED DILUTED EARNINGS PER SHARE (Non-GAAP)
(UNAUDITED)

	Three Months Ended
	September 30,
	2009	2008
Diluted Earnings Per Share (GAAP)	$0.70	$0.85
Adjusting items, net of tax:
Option investigation related costs, net of recoveries	0.01	0.03
Buyout related costs	—	0.01
Income tax reimbursement, net of recoveries	0.01	—
Sale of bindery business	—	0.01
Legal settlement	0.05	—
Xerox transaction costs	0.16	—
Change in accounting principle	0.02	—

Adjusted Diluted Earnings Per Share (Non-GAAP)*	$0.95	$0.89

*	Differences in schedule due to rounding.

Internal revenue growth — is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.
For the three months ended September 30, 2009, the Company generated internal revenue growth of 2%. Internal revenue growth is measured as follows (unaudited, in millions):

	Three Months Ended September 30,
	2009	2008	Growth %(a)
Consolidated
Acquired Revenues*	$45	$—	3%
Internal Revenues	1,632	1,604	2%

Total	$1,677	$1,604	5%

Commercial
Acquired Revenues*	$43	$—	4%
Internal Revenues	977	959	2%

Total	$1,020	$959	6%

Government
Acquired Revenues*	$2	$—	0%
Internal Revenues	655	645	2%

Total	$657	$645	2%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Differences in schedule due to rounding.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (Unaudited, in millions)

	Three Months Ended
	September 30,
	2009	2008
Free Cash Flow
Net cash provided by operating activities	$(21)	$63
Less:
Purchase of property, equipment and software, net of sales	(94)	(65)
Additions to other intangible assets	(34)	(10)

Free Cash Flow*	$(149)	$(11)

*	Differences in schedule due to rounding.
Contacts
Investors
Jon Puckett, Vice President Investor Relations
214-841-8281
jon.puckett@acs-inc.com
Media
Kevin Lightfoot, Vice President Corporate Communications
214-841-8191
kevin.lightfoot@acs-inc.com
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